Exhibit 3.1

                          FIRST AMENDMENT TO BYLAWS OF
                                 NEWSEARCH, INC.


     THIS FIRST AMENDMENT TO THE BYLAWS OF NEWSEARCH, INC. (the "Bylaws"), is effective as of this 21st day of May 2007, and is made by the Board of Directors of Newsearch, Inc. (the "Company"):

                                   WITNESSETH:

     WHEREAS, pursuant to Article XIII of the Company's Bylaws and Section 7-110-201 of the Colorado Business Corporation Act, the Bylaws may be amended from time to time by the affirmative vote of a majority of the Board;

     WHEREAS, Article I and Article VII - Section 1 of the Company's Bylaws currently require that the annual meeting of shareholders be held in April of each year; and

     WHEREAS, these amendments were approved and adopted in accordance with the Bylaws by the Board of Directors of the Company through a Unanimous Written Consent in Lieu of a Special Meeting of the Board of Directors, dated as of May 21, 2007.

     NOW, THEREFORE, the Bylaws of the Company are hereby amended as follows:

     1. Annual Meeting Article I. Article I of the Company's Bylaws is hereby deleted in its entirety and replaced with the following language:

                  "The Directors shall be elected by the shareholders of the Company at their annual meeting to be held at the time and on the date as shall be fixed by resolution of the Board."

     2. Annual Meeting Article VII, Section 1. Article VII - Section 1 of the Company's Bylaws is hereby intentionally omitted.


     3. Ratification. Except as herein modified, the Bylaws remain in full force and effect.

                                   **********


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     EXECUTED to be effective as of the date first set forth above.


                                   NEWSEARCH, INC.


                                   By:      /s/ Travis K. Robinson
                                            ----------------------------------
                                                Travis K. Robinson, Director

                                   By:      /s/ Kenneth S. Adessky
                                            ----------------------------------
                                                Kenneth S. Adessky, Director

                                   By:      /s/ Earl Azimov
                                            ----------------------------------
                                                Earl Azimov, Director

                                   By:      /s/ John Grob
                                            ----------------------------------
                                                John Grob, Director

                                   By:      /s/ Michael Kron
                                            ----------------------------------
                                                Michael Kron, Director